Exhibit 4.313

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 132675 dated September 08, 2015

For Rendering

mobile radio telephone services

This License is granted to

Closed Joint Stock Company

SIBINTERTELECOM

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1027501155032

Tax Identification Number (TIN)

7536005204

Location address (place of residence):

47, Smolenskaya street, Chita, Zabaikalye Territory, 672027

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until September 08, 2020.

This License is granted by decision of the licensing body - Order dated July 10, 2015 No. 437-pчc

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ O.A. Ivanov

Stamp here

Official seal:
MINISTRY OF TELECOM AND MASS
COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION
IN THE SPHERE
OF COMMUNICATIONS, INFORMATION
TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296